UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2026

ENHANCED GROUP INC.
(Exact name of registrant as specified in its charter)

Texas	001-42769	42-2394886
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

169 Madison Ave, Suite 15101 New York, NY	10016
(Address of principal executive offices)	(Zip Code)
N/A
(Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ENHA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of James J. Murren

On September 17, 2026, James J. Murren resigned from the Board of Directors (the “Board”) of Enhanced Group Inc. (the “Company”), effective as of September 17, 2026. Mr. Murren also resigned as Chair and a member of the Audit Committee of the Board (the “Audit Committee”), effective as of such date. Mr. Murren's resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Mr. Murren was an independent director of the Company under the applicable rules and listing standards of the New York Stock Exchange (the “NYSE”) and the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Resignation of Christian Angermayer

On September 17, 2026, Christian Angermayer resigned from the Board and as Chairman of the Board, effective as of September 17, 2026. Mr. Angermayer's resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Mr. Angermayer was not an independent director of the Company under the applicable rules and listing standards of the NYSE and the applicable requirements of the Exchange Act.

Appointment of Michael Sepso as Director

Effective immediately following the resignations of Mr. Murren and Mr. Angermayer, the Board appointed Michael Sepso to serve as a director of the Company to fill a vacancy resulting from the resignation of a director. Mr. Sepso will serve until his successor is duly elected and qualified or until his earlier resignation or removal. Mr. Sepso will also serve as a member of the Board’s Audit Committee.

Michael Sepso, age 54, has more than 20 years of experience in the esports and gaming industry. He has served as a Venture Partner at Griffin Gaming Partners since April 2026, and is a Co-Founder of Popsical Music Group, LLC. From October 2023 to April 2025, Mr. Sepso served as Chief Strategy Officer of ESL FACEIT Group, a global esports and gaming company, where he was responsible for acquisitions, investments and corporate development. From 2019 to October 2023, Mr. Sepso served as Founder and Chief Executive Officer of Vindex, an esports technology and infrastructure company. In 2002, Mr. Sepso co-founded Major League Gaming, the first professional esports league and media company in North America, and served as a senior executive of Activision Blizzard from 2015 through 2018. Mr. Sepso has also served as Co-Chair of the Interactive Advertising Bureau's Creator Economy Board since March 2025 and as a director of 100 Thieves since 2018. He also is a member of the advisory board of Global Citizen, Media and Marketing, a global charity. Mr. Sepso received a B.S. in Management from Babson College.

The Board has determined that Mr. Sepso is independent under the applicable NYSE listing standards and the independence requirements of Rule 10A-3 under the Exchange Act. The Board has also determined that Mr. Sepso is financially literate within the meaning of the NYSE listing standards.

There are no family relationships between Mr. Sepso and any director or executive officer of the Company. There are no arrangements or understandings between Mr. Sepso and any other person pursuant to which Mr. Sepso was selected as a director. The Company is not aware of any transaction or proposed transaction between Mr. Sepso and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment to the Board, Mr. Sepso will be entitled to receive compensation in accordance with the Company's Non-Employee Director Compensation Program approved by the Board on September 22, 2026 (the “Program”) described below under “Non-Employee Compensation Program,”, with such compensation effective as of September 17, 2026. Pursuant to the Program, Mr. Sepso will be entitled to receive an annual cash retainer of $50,000 for his service on the Board and an additional annual cash retainer of $10,000 for his service as a member of the Audit Committee, in each case prorated to reflect his period of service beginning September 17, 2026.

In addition, in connection with his appointment, Mr. Sepso will receive an initial award of restricted stock units (“RSUs”) under the Enhanced Group Inc. Omnibus Incentive Plan with a grant date value of $370,000 (which will not be prorated), which will vest in three equal annual installments on each of the first three anniversaries of the grant date, subject to his continued service on the Board through each vesting date. Beginning with the Company’s next annual meeting of shareholders, Mr. Sepso will also be eligible to receive an annual award of RSUs with a grant date value of $185,000, which will vest in full on the earlier of the first anniversary of the grant date and the date of the Company’s next annual meeting of shareholders, subject to his continued service on the Board through the vesting date. Because Mr. Sepso will have received an initial award, his first annual award will be prorated in accordance with the Program.

Audit Committee Changes

Effective immediately following the resignation of Mr. Murren as Chair of the Audit Committee, the Board appointed Anthony D. Eisenberg, an existing independent director and member of the Audit Committee, to serve as Chair of the Audit Committee. Mr. Eisenberg will serve as Chair of the Audit Committee until his successor is duly appointed or until his earlier resignation or removal. The Board has determined that Mr. Eisenberg qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and has designated him as such.

Following these changes, the Audit Committee consists of Anthony D. Eisenberg, Chair, Juliette Han and Michael Sepso. The Board has determined that each member of the Audit Committee satisfies the applicable independence requirements of the NYSE and Rule 10A-3 under the Exchange Act.

Appointment of James Simpson as Chairman of the Board

Effective immediately following the resignation of Mr. Angermayer, the Board appointed James Simpson as Chairman of the Board. Mr. Simpson is an existing director of the Company and will serve as Chairman until his successor is duly appointed or elected and qualified or until his earlier resignation or removal.

Non-Employee Director Compensation Program

On September 22, 2026, the Board approved and adopted the Program, effective as of May 8, 2026. The Program governs compensation payable to the Company’s non-employee directors for service on the Board and its committees on and after such date.

Under the Program, each non-employee director is entitled to receive an annual cash retainer of $50,000, and no additional fees are paid for attendance at Board or committee meetings. Each non-employee director is also entitled to receive an annual equity award in the form of RSUs having a grant date value of $185,000, and each non-employee director appointed in connection with or following the Company’s business combination and initial listing on the NYSE is eligible to receive an initial equity award in the form of RSUs having a grant date value of $370,000, in each case subject to the terms of the Program, the Company’s applicable equity incentive plan and the applicable award agreement.

The Program also provides the following additional annual cash retainers for committee service: Audit Committee, $20,000 for the chair and $10,000 for each other member; Compensation Committee, $15,000 for the chair and $7,500 for each other member; and Nominating and Governance Committee, $10,000 for the chair and $5,000 for each other member. A director serving as chair of a committee receives the applicable chair retainer in lieu of, and not in addition to, the committee member retainer for that committee. The non-employee director serving as Chair of the Board is entitled to an additional annual cash retainer of $55,000, and any Lead Independent Director is entitled to an additional annual cash retainer of $15,000.

Annual cash retainers and other annual compensation payable under the Program are prorated to reflect a director’s period of service if the director begins or ceases service during the applicable period. The Program provides that the aggregate value of the cash and equity compensation payable to any non-employee director may not exceed $750,000 for any fiscal year, or $1,000,000 for a director’s initial year of appointment.

The foregoing description of the Program does not purport to be complete and is qualified in its entirety by reference to the full text of the Program, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 — Regulation FD Disclosure

On September 23, 2026, the Company issued a press release announcing the appointment of Michael Sepso to the Company's Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Enhanced Group Inc. Non-Employee Director Compensation Program
99.1	Press Release, dated September 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 23, 2026

Enhanced Group Inc.

By:	/s/ Siddhartha Banthiya
Siddhartha Banthiya
Chief Financial Officer